Exhibit 3.2

FOURTH AMENDED AND RESTATED BYLAWS
OF
ZYNGA INC.
(A DELAWARE CORPORATION)

Effective February 27, 2020

ARTICLE I
OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be fixed in the corporation’s certificate of incorporation.

Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3. Corporate Seal. The Board of Directors may provide for a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4. Place Of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

Section 5. Annual Meetings.

(a)The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date, at such time, and at such place, if any, as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who (A) was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) below, on the record date for the determination of stockholders entitled to notice of the annual meeting, on the record date for the determination of stockholders entitled to vote at the annual meeting and at the time of the annual meeting; and (B) complied with the notice procedures set forth in this Section 5. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

(b)At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before the meeting in accordance with the procedures below.

(i) For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each nominee that such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee; (2) the principal occupation or employment of such nominee; (3) the class and number of shares of each class of capital stock of the corporation that are owned of record and beneficially by such nominee; (4) the date or dates on which such shares were acquired and the investment intent of such acquisition; (5) a written statement executed by the nominee acknowledging that the nominee intends to serve a full term as a director of the corporation, if elected; (6) a reasonably detailed description of any agreement, arrangement or understanding (whether oral or in writing), including any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding, that such nominee has, or has had within the past three years, with any person or entity (naming such person or entity) other than the corporation (including the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the corporation (including pursuant to which such nominee has given any commitment or assurance to any person or entity as to how such nominee, if elected as a director of the corporation, will act or vote on any issue or question); (7) a completed written questionnaire with respect to the background and qualifications of such nominee (which questionnaire shall be provided by the Secretary promptly upon written request); and (8) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 5(b)(iv). The corporation may require any proposed nominee to furnish such other information relating to the proposed nominee’s qualifications and independence as it may reasonably require, including to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee. Any such information reasonably requested by the corporation must be received by the Secretary at the principal executive offices of the corporation no later than five (5) business days after the request by the corporation for such subsequent information has been made, and the failure to timely provide any such information shall render the proposed nominee ineligible for election.

(ii)For business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposed business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these Bylaws), (3) the reasons for conducting such business at the meeting and (4) any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock that is material to any Proponent individually or to the Proponents in the aggregate) of any Proponent in such business; and (B) the information required by Section 5(b)(iv).

(iii)To be timely, the written notice required by Section 5(b)(i) or 5(b)(ii) must be received by the Secretary at the principal executive offices of the corporation not later than 5:00 p.m., Pacific time, on the ninetieth (90th) day nor earlier than 5:00 p.m., Pacific time, on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent); provided, however, that, subject to the last sentence of this Section 5(b)(iii), in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than 5:00 p.m., Pacific time, on the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(iv)The written notice required by Section 5(b)(i) or 5(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the corporation’s books; (B) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent; (C) a reasonably detailed description of any agreement, arrangement or understanding (whether oral or in writing), including any direct or indirect compensatory, payment, indemnification or other financial agreements, arrangements or understandings, between any Proponent and its affiliates or associates, on the one hand, and any person or entity (naming such person or entity), on the other hand, in connection with such nomination or proposal; (D) a representation and undertaking that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting, will continue to be holders of record of stock of the corporation entitled to vote at the meeting through the date of the meeting, and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under

Section 5(b)(i)) or to carry such proposal (with respect to a notice under Section 5(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions; (H) a description of any significant equity interests or any Derivative Transactions in any principal competitor of the corporation held by each Proponent; (I) a description of any direct or indirect interest of each Proponent in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (J) a completed written questionnaire with respect to the background of each Proponent (which questionnaire shall be provided by the Secretary promptly upon written request); and (K) any other information relating to any Proponent or its affiliates or associates or others acting in concert with them, or director nominee or proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act. The corporation may require any Proponent to furnish such other information relating to the Proponent and the nomination or proposed item of business as the corporation may reasonably require, including to determine whether such proposed item of business is a proper matter for stockholder action. Any such information reasonably requested by the corporation must be received by the Secretary at the principal executive offices of the corporation no later than five (5) business days after the request by the corporation for such subsequent information has been made, and the failure to timely provide any such information shall render the proposed business ineligible for consideration at the meeting.

For purposes of Sections 5 and 6, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(w)	the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation,
(x)	that otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation,
(y)	the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or
(z)	that provides the right to vote or increase or decrease the voting power of such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation,

which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member, and any performance-related fees (other than an asset-based fee) that any Proponent is entitled to based on any increase or decrease in the value of shares of the corporation or any Derivative Transaction.

(c)A stockholder providing written notice required by Section 5(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

(d)Notwithstanding anything in Section 5(b)(iii) to the contrary, in the event that the number of directors of the Board of Directors is increased and there is no public announcement of the appointment of a director, or, if no appointment was made, of the vacancy, made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 5(b)(iii), a stockholder’s notice required by this Section 5 and that complies with the requirements in Section 5(b)(i), other than the timing requirements in Section 5(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than 5:00 p.m., Pacific time, on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(e)A person shall not be eligible for election as a director at an annual meeting unless the person is nominated either in accordance with clause (ii) of Section 5(a) or clause (iii) of Section 5(a). Except as otherwise required by law, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws, and if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 5(b)(iv)(D) and 5(b)(iv)(E), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(f)Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals to be considered pursuant to Section 5(a)(iii) of these Bylaws.

(g)For purposes of Sections 5 and 6:

(i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act; and

(ii) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).

Section 6. Special Meetings.

(a)General. Special meetings of the stockholders of the corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time that any such resolution is presented to the Board of Directors for adoption) or (iv) the Chairperson of the Board of Directors or the Chief Executive Officer at the written request of one or more stockholders of record who have (or who are acting on behalf of beneficial owners who have) an aggregate net long position (as determined below) of not less than 30% of the outstanding shares of capital stock of the corporation as of the Ownership Record Date (as defined below), it being understood that each such stockholder of record (or beneficial owner directing such stockholder of record) must have held such individual’s net long position included in such aggregate amount continuously for the one-year period ending on the Ownership Record Date and must continue to hold such net long position through the date of the conclusion of the special meeting (such aggregate net long position held for the requisite period, the “Required Percentage”).

For purposes of this Section 6 and for determining the Required Percentage, net long position shall be determined in accordance with Rule 14e-4 under the 1934 Act with respect to each stockholder requesting a special meeting and each beneficial owner who is directing a stockholder to act on such owner’s behalf (each stockholder and beneficial owner, a “party”), provided that (x) for purposes of such definition, in determining such party’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the Ownership Record Date (as defined below), and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the corporation’s common stock on the Nasdaq Global Select Market (or such other securities exchange designated by the Board of Directors if the common stock is not listed for trading on the Nasdaq Global Select Market) on such record date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such party shall be reduced by the number of shares of the corporation’s common stock as to which the Board of Directors determines that such party does not, or will not, have the right to vote or direct the voting of at the special meeting or as to which the Board of Directors determines that such party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

(b)Written Requests to Call a Special Meeting.

(i) General. Each written request to call a special meeting shall be delivered to the Secretary of the corporation and shall include the following: (1) the signature of the stockholder of record submitting such request and the date that such request was signed; (2) the text of each business proposal desired to be submitted for stockholder approval at the special meeting (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these Bylaws); and (3) as to the beneficial owner, if any, directing such record stockholder to sign the written request to call a special meeting and as to such record stockholder (unless such record stockholder is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each record stockholder who is not acting solely as a nominee, a “Disclosing Party”):

(w) the name and address of each Disclosing Party;

(x) all of the information required to be disclosed pursuant to Section 5(b)(iv) (which information shall be supplemented by each Disclosing Party not later than ten (10) days after the record date for determining the record stockholders entitled to notice of the special meeting (such record date, the “Meeting Record Date”) to disclose the foregoing information as of the Meeting Record Date and as of the date that is ten (10) days prior to the special meeting or any adjournment or postponement thereof, which shall be received by the Secretary not later than the fifth (5th) day before the special meeting);

(y) with respect to each business proposal to be submitted for stockholder approval at the special meeting, a representation as to whether any Disclosing Party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the corporation required under applicable law to carry such proposal (such statement, a “Solicitation Statement”); and

(z) any additional information necessary to verify the net long position of such Disclosing Party (including such information for the one-year period prior to the Ownership Record Date).

Each time that a Disclosing Party’s net long position decreases following the delivery of the foregoing information to the Secretary, such Disclosing Party shall notify the corporation of his, her or its decreased “net long position,” together with all information necessary to verify such position, within ten (10) days of such decrease or as of the fifth (5th) day before the special meeting, whichever is earlier.

(ii) Beneficial Owners. A beneficial owner who wishes to deliver a written request to call a special meeting must cause the nominee or other person who serves as the stockholder of record of such beneficial owner’s stock to sign the written request to call a special meeting. If a stockholder of record is the nominee for more than one beneficial owner of stock, then the stockholder of record may deliver a written request to call a special meeting solely with respect to the common stock of the corporation owned by the beneficial owner who is directing the record stockholder to sign such written request to call a special meeting.

(iii) Ownership Record Date. Any stockholder of record (whether acting for him, her or itself, or at the direction of a beneficial owner) shall, by written notice to the Secretary, demand that the Board of Directors fix a record date to determine the stockholders who are entitled to deliver a written request to call a special meeting (such record date, the “Ownership Record Date”). A written demand to fix an Ownership Record Date shall include all of the information that must be included in a written request to call a special meeting as of the date of the demand for the record date, as set forth in this Section 6(b). The Board of Directors may fix the Ownership Record Date within ten (10) days of the Secretary’s receipt of a valid demand to fix the Ownership Record Date. The Ownership Record Date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors. If an Ownership Record Date is not fixed by the Board of Directors, then the Ownership Record Date shall be the date that the first written request to call a special meeting is received by the Secretary with respect to the proposed business to be submitted for stockholder approval at a special meeting.

(iv) Invalid Requests. The Secretary shall not accept, and shall consider ineffective, a written request to call a special meeting:

(v) that does not comply with the preceding provisions of this Section 6;

(w) that relates to an item of business that is not a proper subject for stockholder action under applicable law;

(x) that is received by the Secretary (1) later than the sixtieth (60th) day after the earliest date that a written request to call a special meeting was received by the Secretary relating to an identical or substantially similar item (such item, a “Similar Item”) and (2) before the one-year anniversary of such earliest date;

(y) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such written request to call a special meeting; or

(z) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such written request to call a special meeting.

(v) Revocations.

(x) A record stockholder may revoke a request to call a special meeting at any time before the special meeting by sending written notice of such revocation to the Secretary.

(y) All written requests for a special meeting shall be deemed revoked:

(1) upon the first date that, after giving effect to revocation(s) and notices of net long position decreases (pursuant to Section 6(b)(v)(x) and the final sentence of Section 6(b)(i), respectively), the aggregate net long position of all of the Disclosing Parties who are listed on the unrevoked written requests to call a special meeting with respect to a Similar Item decreases to a number of shares of the corporation’s common stock less than the Required Percentage;

(2) if any Disclosing Party who has provided a Solicitation Statement with respect to any business proposal to be submitted for stockholder approval at such special meeting does not act in accordance with the representations set forth therein; or

(3) if any Disclosing Party does not timely provide the supplemental information required by Section 6(b)(i).

(z)

If a deemed revocation of all written requests to call a special meeting has occurred after the special meeting has been called by the Secretary, then the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(c)Director Nominations. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected by (i) or at the direction of the Board of Directors or (ii) any stockholder of the corporation was a stockholder of record at the time of giving the stockholder’s notice provided for in this Section 6(c), who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Section 5(b)(i). In the event that the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting if written notice setting forth the information required by Section 5(b)(i) and Section 5(b)(iv) of these Bylaws shall be received by the Secretary at the principal executive offices of the corporation not later than the 5:00 p.m., Pacific time, on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 5(c). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(d)Miscellaneous.

(i) For a special meeting called pursuant to Section 6(a), the Board of Directors shall determine the time and place, if any, of such special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. The Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders. No business may be transacted at a special meeting other than as specified in the notice of meeting.

(ii) Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to matters set forth in this Section 6. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors or proposals of other business to be considered pursuant to Section 6(c) of these Bylaws.

Section 7. Notice Of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by their attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8. Quorum; Voting. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, by applicable stock exchange rules, by the Certificate of Incorporation or by these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (a) (i) the Secretary receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees set forth in Article III, Section 5(b) or Article III, Section 6(c), as applicable, of these Bylaws; and (ii) such nomination has not been withdrawn by such stockholder on or before the fourteenth (14th) day prior to the date that the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission; or (b) the number of director nominees otherwise exceeds the number of directors to be elected at such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. With respect to the election of directors only, “abstentions”, “withholds” and “broker non-votes,” if any, although counted for quorum purposes, shall not be included in the total number of votes cast or be counted as votes for or against any nominee’s election.

Section 9. Adjournment And Notice Of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairperson of the meeting or by the vote of holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

Section 11. Action Without Meeting. Except as provided in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

Section 12. Organization.

(a)At every meeting of stockholders, the chairperson of the meeting shall be designated by the Board of Directors. In the absence of such designation, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent or so chooses, the Chief Executive Officer, or if no Chief Executive Officer is then serving or is absent, the President, or, if the President is absent, a chairperson of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairperson. The Secretary, or, in his or her absence, an Assistant Secretary or other officer or other person directed to do so by the chairperson of the meeting, shall act as secretary of the meeting.

(b)The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV
DIRECTORS

Section 13. Number And Term Of Office. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 14. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 15. Board of Directors. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director shall hold office either until the expiration of the term for which elected or appointed and a successor has been elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 16. Vacancies. Unless otherwise provided in the Certificate of Incorporation and subject to the rights of the holders of any series of Preferred Stock or as otherwise provided by applicable law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors or by a sole remaining director. Except (i) as otherwise provided by applicable law or (ii) as may be otherwise determined by the Board of Directors by resolution and subject to the rights of the holders of any series of Preferred Stock, any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 16 in the case of the death, removal or resignation of any director.

Section 17. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time. If no such specification is made, the Secretary, in his or her discretion, may either (a) require confirmation from the director prior to deeming the resignation effective, in which case the resignation will be deemed effective upon receipt of such confirmation, or (b) deem the resignation effective at the time of delivery of the resignation to the Secretary. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 18. Removal. Subject to any requirements set forth in the Certificate of Incorporation, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the corporation, entitled to vote generally at an election of directors.

Section 19. Meetings.

(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors; provided that each member of the Board of Directors must receive written notice of any regular Board meeting at which any CEO Succession Matter is acted upon no less than seventy-two (72) hours prior to such meeting and such written notice shall include a detailed description of the CEO Succession Matter; for the purposes of this sentence only, notice shall be deemed “received” by a director when delivered personally, telecopied (with confirmation) or delivered by an overnight courier (with confirmation) to the directors at their addresses appearing in the books and records of the corporation (the “Succession Matter Notice Requirements”). A “CEO Succession Matter” shall mean any matter before the Board of Directors or any committee thereof concerning the hiring, termination, retention or compensation of the Chief Executive Officer of the corporation. Without limitation, such matters shall include any action which would (i) interpret any provision of any employment agreement between the Chief Executive Officer and the corporation; (ii) approve any action that would constitute a constructive termination of the Chief Executive Officer or permit the Chief Executive Officer to terminate employment with the corporation for good reason or other similar cause under any employment or other agreement between the Chief Executive Officer and the corporation; (iii) determine that the Chief Executive Officer may be terminated for cause or other similar reason under the terms of any employment or other agreement between the Chief Executive Officer and the corporation, or otherwise; (iv) determine that the Chief Executive Officer is disabled or otherwise unable to perform his or her job functions; (v) determine to withhold any salary, benefits, incentives, equity compensation, termination benefits, retirement benefits, perquisites, change in control payments or other similar payments, or any other compensation under any agreement between the Chief Executive Officer and the corporation; (vi) terminate the Chief Executive Officer without cause; (vii) reduce the benefits or compensation of the Chief Executive Officer, including bonus target or terms; or (viii) approve of any Chief Executive Officer succession plan or similar measure.

(b)Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairperson of the Board, the Chief Executive Officer or a majority of the total number of authorized directors.

(c)Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting; provided that each member of the Board of Directors must receive written notice that meets the Succession Matter Notice Requirements of any special meeting at which any CEO Succession Matter is discussed or acted upon no less than seventy-two (72) hours prior to such meeting and such written notice shall include a description of the CEO Succession Matter. If notice is sent by U.S. mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e)Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 20. Quorum And Voting.

(a)Unless the Certificate of Incorporation requires a greater number, and except with respect to questions related to indemnification arising under Section 39 for which a quorum shall be one-third of the exact number of directors fixed from time to time, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 21. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee.

Section 22. Fees And Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 23. Committees.

(a)Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in a resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation.

(b)Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c)Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Section 23, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death, removal or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 23 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any Director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notwithstanding the foregoing, each member of the Board of Directors must receive written notice that meets the Succession Matter Notice Requirements of any regular or special meeting at which any CEO Succession Matter is discussed or acted upon no less than seventy-two (72) hours prior to such meeting and such written notice shall include a description of the CEO Succession Matter. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 24. Organization. At every meeting of the directors, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairperson of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary or other officer, director or other person directed to do so by the chairperson, shall act as secretary of the meeting.

Section 25. Duties of Chairperson of the Board of Directors. The Chairperson of the Board of Directors, when present, shall preside at all meetings of the Board of Directors. The Chairperson of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The Chairperson shall be appointed by the Board of Directors and may be removed at any time by the Board of Directors.

ARTICLE V
OFFICERS

Section 26. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Chief Technology Officer and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors or committee thereof to which the Board of Directors has delegated such responsibility.

Section 27. Tenure And Duties Of Officers.

(a)General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b)Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors (if a director), unless the Chairperson of the Board of Directors has been appointed, is present and has not appointed the Chief Executive Officer as chairperson. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(c)Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors (if a director), unless the Chairperson of the Board of Directors or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors (or the Chief Executive Officer, if the Chief Executive Officer and President are not the same person and the Board of Directors has delegated the designation of the President’s duties to the Chief Executive Officer) shall designate from time to time.

(d)Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant (unless the duties of the President are being filled by the Chief Executive Officer). The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed, the President shall designate from time to time.

(e)Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President, may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time.

(f)Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President, shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer, or the controller or any assistant controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each controller and assistant controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(g)Duties of Chief Technology Officer. The Chief Technology Officer shall have responsibility for the general research and development activities of the corporation, for supervision of the corporation’s research and development personnel, for new product development and product improvements, for overseeing the development and direction of the corporation’s intellectual property development and such other responsibilities as may be given to the Chief Technology Officer by the Board of Directors, subject to: (a) the provisions of these Bylaws; (b) the direction of the Board of Directors; and (c) the supervisory powers of the Chief Executive Officer of the corporation.

(h)Duties of Treasurer. Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer shall be the chief financial officer of the corporation and shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President, and, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President, and the Chief Financial Officer (if not the Treasurer) shall designate from time to time.

Section 28. Delegation Of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 29. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chief Executive Officer, or if no Chief

Executive Officer is then serving, the President, or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 30. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or by the Chief Executive Officer or by other superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND
VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 31. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 32. Voting Of Securities Owned By The Corporation. All stock and other securities of other corporations or entities owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, all proxies with respect thereto shall be executed and all rights incident to any management authority conferred on the corporation in accordance with the governing documents of such corporation or entity shall be exercised by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 33. Form And Execution Of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors, but any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the corporation by any two officers of the corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 34. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 35. Transfers.

(a)Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 36. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 37. Execution Of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 33), may be signed by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

FISCAL YEAR

Section 38. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE X

INDEMNIFICATION

Section 39. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a)Directors and Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article X, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

(b)Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

(c)Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (d) of this section, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d)Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this section to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the corporation.

(e)Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f)Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or executive officer or officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this section.

(h)Amendments. Any repeal or modification of this section shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i)Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law. If this section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

(j)Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i)The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii)The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii)The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv)References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v)References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

ARTICLE XI
NOTICES

Section 40. Notices.

(a)Notice To Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b)Notice To Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), as otherwise provided in these Bylaws, or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)Affidavit Of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e)Notice To Person With Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f)Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within sixty (60) days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XII
AMENDMENTS

Section 41. Amendments. Subject to the limitations set forth in Section 39(h) of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XIII

LOANS TO OFFICERS

Section 42. Loans To Officers. Except as otherwise prohibited by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.